ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00002998852-53
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/24/2011 1:20 PM
	Entity Number E0040592011-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CLEAR SYSTEM RECYCLING, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Corporate Direct, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) *OR* [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 2248 Meridian Blvd. Ste. H (Street Address), Minden (City), Nevada 89423 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Par value per share: $ .001 Number of shares without par value: *Additional Articles are attached.
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Brian Pollard (Name) 6 Chicora Ave. (Street Address), Toronto, Canada (City), ON (State), M5R 1T6 (Zip Code) 2) Cheryl Nesler (Name) 78-6835 Keaupuni Street (Street Address), Kailua-Kona (City), HI (State), 96740 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Brian Pollard (Name) X Brian A. Pollard (Incorporator Signature) 6 Chicora Ave. (Address), Toronto, Canada (City), ON (State), M5R 1T6 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date 1/24/2011

This form must be accompanied by appropriate fees.

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Clear System Recycling, Inc.

Additional Articles

Clear System Recycling shall have 100,000,000 common shares at a par value of $0.001 and 15,000,000 preferred shares at $0.001.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of CLEAR SYSTEM RECYCLING, INC.
Name of Represented Business Entity

I, CORPORATE DIRECT, INC. am a:
Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City		Zip Code
2248 Meridian Blvd. Ste. H	Minden	Nevada	89423

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity:

Street Address	City		Zip Code
		Nevada	

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

and hereby state that on 1/24/11 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

1/24/11
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-13-10

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SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CLEAR SYSTEM RECYCLING, INC.**, did on January 24, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 25, 2011.

ROSS MILLER
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20110124-2707
You may verify this certificate
online at **http://www.nvsos.gov/**